UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 13, 2006

Xenonics Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-50775	84-1433854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2236 Rutherford Road, Ste 123, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 438-4004

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

See the discussion under Item 3.02, below, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On April 13, 2006, Xenonics Holdings, Inc. ("Xenonics") raised $1.65 million through the private sale of 1,000,000 shares of common stock, together with 250,000 Class A warrants and 250,000 Class B warrants. These warrants have a five-year term. The Class A warrants are exercisable at $2.20 per share and the Class B at $3.20 per share. The Company can redeem the warrants upon certain conditions. Xenonics has agreed to file a registration statement with the SEC to register the resale of the 1,000,000 shares and the shares of common stock underlying the warrants. The issuance of these securities (including the issuance of the shares of common stock that are issuable upon exercise of the Warrant) is exempt from registration under the Securities Act of 1933 by reason of the exemption provided by Section 4(2) of the Securities Act of 1933 for a transaction not involving a public offering.

The Securities and Purchase Agreement is filed as Exhibit 10.1.
The Secured Promissory Note is filed as Exhibit 10.2.
Class A and B Warrants are filed as Exhibit 10.3.

On April 18, 2006, Xenonics issued a press release announcing sale of stock. A copy of the press release is filed as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibits.
Filed as part of this report are the exhibits listed on the accompanying Index to Exhibits, which is incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xenonics Holdings, Inc.

April 19, 2006	By:	/s/ Richard P. Naughton

Name: Richard P. Naughton
Title: Chief Executive Officer

Xenonics Holdings, Inc.

April 19, 2006	By:	/s/ Donna G. Lee

Name: Donna G. Lee
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Form of Securities Purchase and Security Agreement dated as of April 13, 2006.
10.2	Promissory Note dated April 13, 2006 received by Xenonics Holdings, Inc.
10.3	Class A and Class B Warrants dated April 13, 2006, issued by Xenonics Holdings, Inc.
99.1	Press Release issued by Xenonics Holdings, Inc. on April 18, 2006.